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                                                                      EXHIBIT 11

                                 THERATECH, INC.
                                -----------------
                STATEMENT OF COMPUTATION OF NET INCOME PER SHARE




                                                           NINE MONTHS ENDED SEPTEMBER 30, 1997
                                                                --------------------------
Primary:                                                            1997           1996
                                                                -----------    -----------
      Weighted average shares of common stock                    20,713,802     20,215,634
      Common equivalent shares attributable to stock options        906,850      1,473,116
                                                                -----------    -----------
      Weighted average common and dilutive
          common equivalent shares                               21,620,652     21,688,750
                                                                ===========    ===========
      Net income                                                $ 3,862,985    $ 1,219,157
                                                                ===========    ===========
      Net income per share                                      $      0.18    $      0.06
                                                                ===========    ===========


Fully Diluted:

      Weighted average shares of common stock                    20,713,802     20,215,634
      Common equivalent shares attributable to stock options        957,039      1,473,116
                                                                -----------    -----------
      Weighted average common and dilutive
          common equivalent shares                               21,670,841     21,688,750
                                                                ===========    ===========
      Net income                                                $ 3,862,985    $ 1,219,157
                                                                ===========    ===========
      Net income per share                                      $      0.18    $      0.06
                                                                ===========    ===========

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